Exhibit 15

Pledge Agreement			Prudential Securities Incorporated

In consideration of the loan made by Prudential Securities
Incorporated ("Pledgee") to the Pledgor in the sum of $_________ and in consideration of the Pledgee accepting and carrying for the Pledgor one or more accounts, it is agreed as follows:

1.	A Prudential Securities form of customer agreement between the
Pledgor and the Pledgee dated ___________ and executed by the Pledgor is hereby incorporated by reference as part of this agreement, except that in the event of conflict the express terms of this agreement shall prevail over any contrary terms in the customer agreement.

2.	The Pledgor agrees to pledge the securities hereinafter
mentioned to the Pledgee as security for the repayment of the aforementioned loan.

3.	The Pledgor (herewith delivers) (has already delivered) to the
Pledgee 200,000 shares of stock of Addington Resources (the
"Issuer") duly endorsed or with (an) executed stock power(s) attached (the "Securities"). In the event the Securities are currently in the name of the Pledgor, the Pledgor does hereby appoint the Pledgee his true and lawful attorney for him and in his name, place and stead to cause the Securities to be transferred on the books of the said Issuer to the name of the Pledgee.

4.	The Pledgor acknowledges and understands that the minimum
margin maintenance imposed by the Pledgee in accordance with the applicable rules of the New York Stock Exchange for the Securities pledged pursuant to paragraph 2 is forty percent (40%) and that the Pledgee may impose higher margin maintenance requirements as the result of the Pledgee's internal policy or the rules of the New York Stock Exchange on concentrated positions or for other reasons.

5.	The Pledgor represents that he obtained the Securities pledged herein on 6/87 Initial Investor Cash by (indicate when the securities were acquired, the nature of acquisition and from whom acquired, for example: on the open market, by exercise of stock option, in a private transaction from the company, etc.).

6.	The Pledgor represents that he fully paid for the Securities pledged herein on 6/87.

7.	The Pledgor represents that the combined holdings of he, his spouse, or any relative of either living in the Pledgor's household or any trust, estate, corporation or any other organization in which he or any of the persons referred to above own ten or more percent, or as to which he or any such person serves as a trustee, executor, member of the board of directors or in any similar capacity, totals 1,578,006 shares of the Issuer. In the event the Pledgor is not depositing the total amount of shares as set forth above with the Pledgee, Pledgor hereby represents that said shares are: (Indicated the physical location of said shares in the space provided below, and if any of said shares are being used as collateral or or are otherwise encumbered, please describe such encumbrance below):

177,003 collateral at National City Bank, Ashland, KY; 200,000 Commercial Bank, Grayson, KY; 200,000 Pikeville National Bank, Pikeville, KY; 300,000 at Prudential Securities; 104,000 in my possession; 597,003 in my account at Prudential Securities not pledged held in account.

8.	[Deleted]

9.	The Pledgor represents that he (has not sold) (has sold) has not (cross out inapplicable language) shares of the Issuer during the preceding three months and that to the best of his knowledge the persons referred to in paragraph 7 above, or anyone deemed to be acing in concert with him (has not sold) (has sold) has not (cross out inapplicable language) shares of the Issuer in the past three months.

10.	The Pledgor represents that neither he nor any of the persons referred to in paragraphs 7 and 9 above will sell, transfer or otherwise dispose of any shares of the Issuer without giving prior written notice to the Pledgee and that he and/or such persons will give immediate written notice to the Pledgee in the event that any additional shares of the Issuer are acquired during the term of the pledge.

11.	The Pledgor warrants that he is familiar with Rules 14A and
14B promulgated under the Securities Act of 1933.

12.	The Pledgor represents that the information furnished above is correct and understands that the Pledgee is relying upon it in making the aforementioned loan. The Pledgor further represents that he will immediately notify the Pledgee in writing of any changes in any of the information provided herein.

13.	The Pledgor hereby indemnifies the Pledgee for any loss it may incur as a result of making the aforementioned loan.


						/s/ A. Bruce Addington
						Signature of Pledgor

						A. Bruce Addington
						Printed Name of Pledgor

						JFG - 012334-2-30
						Account Number of Pledgor

						6-26-95
						Date